SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

[x] Filed by the Registrant [ ] Filed by a Party Other than the Registrant

Check the appropriate box:
[x] Preliminary Proxy Materials       [ ] Confidential, For Commission Use Only
[ ] Definitive Proxy Statement             (as permitted by Rule 14a-6(e)(2)
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                            TDS (TELEMEDICINE), INC.
                (Name of Registrant as Specified in its Charter)

                        ---------------------------------
      (Name of Person Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------

      (5) Total fee paid:

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      Fee previously paid with preliminary materials:

      ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

     ------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

      ------------------------------------------------------------------------

      (3) Filing Party:

      ------------------------------------------------------------------------

      (4) Date Filed:

      ------------------------------------------------------------------------

                                      PROXY

                            TDS (TELEMEDICINE), INC.
                       SOLICITED BY THE BOARD OF DIRECTORS

For use at the August 28, 2006 Special Meeting

The   undersigned   hereby  appoints  James  Grainer  as  Proxy  with  power  of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows:

 (1) PROPOSAL TO EFFECT A 1-FOR-100 REVERSE SPLIT OF THE COMMON STOCK.

  /  /   FOR                       /  /   AGAINST              /  /   ABSTAIN

and in his discretion upon such other business as may be properly brought before the Special Meeting of Shareholders of TDS (TELEMEDICINE), INC., to be held at One Penn Plaza, Suite 1612, New York, New York on August 28, 2006 at 11:00 a.m. local time, and any adjournments thereof. This proxy revokes all prior proxies given by the undersigned.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

Date:             ___________________

Signature:        ___________________

Print Name:       ___________________

Signature:        ___________________

(if jointly held)

IMPORTANT: Please sign exactly as name appears on your stock certificate. Joint owners should both sign. When signing as executor, trustee, guardian, attorney or officer of a corporation, give title as such. If a partnership, please sign in partnership name.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                            TDS (TELEMEDICINE), INC.
                           One Penn Plaza, Suite 1612
                            New York, New York 10119

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 28, 2006

A Special Meeting of Shareholders of TDS (TELEMEDICINE), INC., to be held at One Penn Plaza, Suite 1612, New York, New York on August 28, 2006 at 11:00 a.m., local time, for the following purposes:

     (1) To vote upon a proposal to effect a 1-for-100 reverse split of the common stock;

     (2) To transact such other business as may properly come before the meeting.

Stockholders of record as of the close of business on August 1, 2006 will be entitled to vote at the meeting.

Enclosed is a proxy statement and form of proxy. Shareholders who do not expect to attend the Special Meeting are requested to sign and return the proxy in the enclosed envelope.

                       By Order of the Board of Directors



                       KEVIN KREISLER
                       Chairman

August 8, 2006

                            TDS (TELEMEDICINE), INC.
                           One Penn Plaza, Suite 1612
                            New York, New York 10119

                                 PROXY STATEMENT

This Proxy Statement is furnished to shareholders of TDS (TELEMEDICINE), INC. in connection with the solicitation by the Board of Directors of proxies to be used at a Special Meeting of the Shareholders of tds (Telemedicine). This Notice of Special Meeting and Proxy Statement, and the accompanying proxy card have been mailed to the shareholders on or after August 8 for the purpose set forth in the notice of the Special Meeting.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time up until the time when it is voted by the Proxy Committee. The proxy may be revoked by sending written revocation to the Proxy Committee (c/o tds (Telemedicine)) or by making a proxy bearing a later date or by appearing and voting at the Special Meeting. The proxy is in ballot form and each shareholder may indicate approval or disapproval as to the proposal identified in the proxy and accompanying Notice of Special Meeting and as set forth and discussed in this Proxy Statement. The proposals will be presented by the Board of Directors of tds (Telemedicine). Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of James Grainer.

                          VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote will be determined as of the close of business on August 1, 2006. At that date, there were outstanding and entitled to vote 100,000,000 shares of common stock of tds (Telemedicine), constituting the only class of stock outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote.

The following table sets forth the beneficial ownership of outstanding shares of voting stock of tds (Telemedicine) as of August 1, 2006 by any person who, to the knowledge of tds (Telemedicine), owns beneficially more than 5% of the outstanding common stock, by each tds (Telemedicine) director, and by the directors and officers of tds (Telemedicine) as a group. None of the persons identified below owns any securities of tds (Telemedicine) other than the voting stock listed below. All shares are owned of record and beneficially, except where otherwise noted.

Name and Address of Beneficial Owner                   Amount and Nature of Beneficial          Percentage of Class
                                                                         Ownership (1)
--------------------------------------------------------------------------------------------------------------------

Kevin Kreisler                                                                  -(2)                             0%
c/o GreenShift Corporation
One Penn Plaza, Suite 1612
New York, New York 10119

All officers and directors as a group (1 persons)                               -(2)                             0%

Jesse Dylan Capital Inc. (3)                                             15,000,000                           15.0%
119 Ironwood Court
Middletown, NJ 07748

Keith Freeman                                                          9,897,520 (4)                           9.9%
Kingfisher, Wickenby
Lincoln, LN35AB U.K.
---------------------------

(1)  All shares are owned of record unless otherwise indicated.

(2) Does not include (a) 300,000,000 pre-Reverse Split shares that will be issued pursuant to the Management Services Agreement between GreenShift Corporation and tds (Telemedicine) after the Reverse Split, (b) 83,333,333 pre-Reverse Split shares that would be issued if the obligation under the Management Services Agreement to issue $250,000 worth of common stock were satisfied at the current market price of $0.003, or (c) 60,715,666 pre-Reverse Split shares that would be issued to GreenShift Corporation if the Convertible Demand Note given to it by tds (Telemedicine) were converted at the current market price of $0.003 per share.

(3)  Jesse Dylan Capital, Inc. is controlled by Brian Zucker.

(4)  Includes 2,747,520 shares owned by K Freeman and S.E. Freeman as trustees.


               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                  TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK
                           (Item #1 on the Proxy Card)

Proposal. The Board of Directors of tds (Telemedicine) proposes that the certificate of incorporation of tds (Telemedicine) be amended to effect a reverse split of tds (Telemedicine's) common stock at the ratio of 1:100 (the "Reverse Split"). The number of authorized shares of common stock would not be affected by the amendment. No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash based on a price of $2.50 per post-Reverse Split share.

Reasons for the Proposal. There are two primary reasons why the Board of Directors is recommending the Reverse Split. The first reason is that our certificate of incorporation currently authorizes the Board of Directors to issue 100,000,000 common shares. At present, 100,000,000 common shares have been issued and remain outstanding. So the Board has no ability at this time to use common stock for any purpose. The absence of authorized shares prevents the Board from effecting acquisitions, obtaining financing, and recruiting management personnel, all of which will be necessary if tds (Telemedicine) is to undertake new business operations.

At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the shares that will be available for issuance after the Reverse Split, other than the arrangements between tds (Telemedicine) and GreenShift Corporation. In May 2005 tds (Telemedicine) and GreenShift entered into a Management Services Agreement. Pursuant to that agreement, GreenShift has provided to tds (Telemedicine) the services of Kevin Kreisler, GreenShift's Chairman, to serve as the Chief Executive Officer of tds (Telemedicine) on a part-time basis. GreenShift has also provided bookkeeping and financial management services to tds (Telemedicine), and has paid all costs attendant to the ongoing operations of tds (Telemedicine). Pursuant to the Management Services Agreement, tds (Telemedicine) is currently obligated to issue to GreenShift:

     o 300,000,000 (3,000,000 after the Reverse Split) shares of common stock;

     o    Common  stock with a value of $250,000 (at the current  market  price:
          83,333,333 pre-Reverse Split shares and 833,333 post-Reverse Split shares); and

     o Common stock with a value of $182,147 plus 5% per annum since December 31, 2005, except that no shares will be issued on account of this specific obligation when after the issuance GreenShift would own more than 4.95% of tds (Telemedicine).

As a result of the Reverse Split, tds (Telemedicine) will have sufficient authorized shares to satisfy its obligations to GreenShift, which will thereby acquire ownership of 89% of the outstanding stock of tds (Telemedicine).

The second reason for the Reverse Split relates to the current low market price of our common stock. Tds (Telemedicine) will require financing to fund its business development, be it the costs of acquisitions or the capital needed to fund the growth of the acquired companies. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve tds (Telemedicine's) prospects for obtaining financing. It is hoped that the Reverse Split will increase the per share market price of the common stock. There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Recently, the market price for tds (Telemedicine) common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, tds (Telemedicine) is not likely to obtain any additional financing. Accordingly, the Board believes that the proposed Reverse Split is essential to tds (Telemedicine's) prospects for raising financing through the sale of its common stock or derivative securities.

General Effect of the Reverse Split. If the Reverse Split is approved, the amendment to the certificate of incorporation would provide that each 100 shares of common stock outstanding on the effective date of the Reverse Split would be exchanged for one post-Reverse Split share of tds (Telemedicine) common stock ("New Common Stock"). The New Common Stock will not be different from the common stock held by tds (Telemedicine) shareholders prior to the Reverse Split. The holders of the New Common Stock will have the same relative rights following the effective date of the Reverse Split as they had before the effective date.

The table below shows the effect of the Reverse Split on the aggregate number of common shares outstanding at August 1, 2006. The column labeled "After Reverse Split" does not reflect any adjustments that may result from the repurchase of fractional shares. We cannot calculate at this time the number of fractional shares that will result from the Reverse Split.





                                             Prior to                      After
                                        Reverse Split              Reverse Split
                                        -------------              -------------
Shares of Common Stock:
      Authorized                        100,000,000                  100,000,000
      Issued and outstanding            100,000,000                    1,000,000
      Available for issuance                      0                   99,000,000
      Par value per share               $     0.001                  $     0.001

The Reverse Split will increase the number of shares available for issuance by the Board of Directors to 99,000,000. The Board of Directors will be authorized to issue the additional 99,000,000 common shares without having to obtain the approval of the tds (Telemedicine) shareholders. New York law requires that the Board use its reasonable business judgment to assure that tds (Telemedicine) obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in tds (Telemedicine). The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of tds (Telemedicine) common stock.

The Reverse Split, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of tds (Telemedicine). In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make tds (Telemedicine) unattractive to the party seeking control of tds (Telemedicine). This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Exchange of Stock Certificates and Liquidation of Fractional Shares. If the Reverse Split is approved, then upon filing of the certificate of amendment with the New York Secretary of State, the outstanding certificates representing shares of tds (Telemedicine) common stock will be automatically converted into certificates representing shares of New Common Stock. Every shareholder who surrenders a certificate representing shares of common stock to the transfer agent will receive a certificate representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of a fractional share, if any. The transfer agent for tds (Telemedicine) common stock is:

                      American Registrar & Transfer Company
                               342 East 900 South
                            Salt Lake City, UT 84111
                 Telephone: (801) 363-9065 - Fax: (801) 363-9066

For the Reasons Indicated, the Board Recommends That You Vote "For" Approval of the Reverse Split.



                                  OTHER MATTERS

VOTE REQUIRED TO APPROVE THE PROPOSALS

The affirmative vote of the majority of the shares of common stock outstanding on the Record Date will be required for approval of each Proposal. Abstentions will have the same effect as negative votes since the percentage requirement for approval is based on all outstanding shares and not only on those shares casting votes. Broker non-votes, if any, will not be counted and will have no effect on the vote.

DISSENTERS RIGHTS

Under New York law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Proxy Statement.

TRANSACTION OF OTHER BUSINESS.

As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the Proxy Committee to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS.

In order for shareholder proposals intended to be presented at the next meeting of Shareholders to be eligible for inclusion in the corporation's proxy statement and the form of proxy for such meeting, they must be received by the corporation at its principal executive offices a reasonable time before the corporation prints its proxy materials for the meeting. In addition, if the corporation does not receive notice of a shareholder proposal within a reasonable time before the corporation mails its proxy materials to the shareholders, then the proxies solicited by the Board of Directors may confer on the proxy committee discretionary authority to vote on the shareholder proposal. The Board of Directors has not determined when there will be another meeting of the shareholders.

SOLICITATION OF PROXIES

The entire expense of preparing, assembling and mailing this proxy statement, the form of proxy and other material used in the solicitation of proxies will be paid by tds (Telemedicine). In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and tds (Telemedicine) will reimburse them for expenses in so doing. To the extent necessary in order to insure that sufficient votes are cast, officers and agents of tds (Telemedicine), who will not be additionally compensated therefor, may request the return of proxies personally. The extent to which this will be necessary depends on how promptly proxies are received, and shareholders are urged to send their proxies without delay.



                                     By Order of the Board of Directors

                                     KEVIN KREISLER
                                     Chairman of the Board

Dated August 8, 2006